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                                                    First Draft:  March 21, 1994
                                                    EXHIBIT 10.11





                                 RAYONIER INC.
                              EXCESS SAVINGS PLAN
                        (Effective as of March 1, 1994)
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                                 RAYONIER INC.
                              EXCESS SAVINGS PLAN
                        (Effective as of March 1, 1994)

                               TABLE OF CONTENTS

                      Article I.  The Plan
                      --------------------

    1.1               Establishment of the Plan                             1
    1.2               Purpose                                               1

                      Article II.  Definitions
                      ------------------------

    2.1               Definitions                                           2
    2.2               Gender and Number                                     3

                      Article III.  Participation
                      ---------------------------

    3.1               Eligibility                                           4
    3.2               Commencement                                          4

                      Article IV.  Contributions
                      --------------------------

    4.1               Accounts                                              5
    4.2               Excess Basic Savings                                  5
    4.3               Excess Matching Company Contributions                 5
    4.4               Excess Retirement Contributions
    4.5               Adjustment to Accounts                                6
    4.6               Vesting                                               6
    4.7               Benefit Payments                                      6
    4.8               Death Benefits                                        6

                      Article V.  Rights of Participants
                      ----------------------------------

    5.1               Contractual Obligation                                7
    5.2               Unsecured Interest                                    7

                      Article VI.  Administration
                      ---------------------------

    6.1               Administration                                        8
    6.2               Indemnification                                       8
    6.3               Expenses                                              8
    6.4               Tax Withholding                                       9
    6.5               Claims Procedure                                      9

                      Article VII.  Miscellaneous
                      ---------------------------

    7.1               Nontransferability                                   11
    7.2               Rights Against the Company                           11
    7.3               Amendment or Termination                             11
    7.4               Applicable Law                                       11
    7.5               Illegality of Particular Provision                   12








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                                 RAYONIER INC.
                              EXCESS SAVINGS PLAN
                        (Effective as of March 1, 1994)

                              Article I.  The Plan

     1.1 Establishment of the Plan. Rayonier Inc. hereby establishes an unfunded supplemental retirement plan for eligible salaried Employees, effective as of March 1, 1994 known as the "Rayonier Inc. Excess Savings Plan" (hereinafter referred to as the "Plan").

     1.2 Purpose. The purpose of the Plan is to provide Employees with excess contributions lost due to restrictions on defined contribution plans under sections 401(a)(17), 401(k), 401(m), 402(g), and 415 of the Internal Revenue Code of 1986, as amended, which primarily impact higher-paid Employees. The intent is to provide these Employees with excess contributions under this Plan that, when added to such Employees' Accounts under the Rayonier Inc. Savings and Investment Plan, will be similar to contributions other Employees can receive under such plans. The Plan is intended to be an unfunded plan under the Employee Retirement Income Security of 1974, as amended, that is maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees.





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                            Article II.  Definitions

     2.1 Definitions. Capitalized terms used in the Plan shall have the respective meanings set forth below:
     (a)  "Account" shall have the meaning set forth in the Qualified Plan.
     (b)  "Basic Savings" shall have the meaning set forth in the Qualified
          Plan.
     (c)  "Code" means the Internal Revenue Code of 1986, as amended.
     (d) "Company" means Rayonier Inc. or any subsidiary, and any successor thereto.
     (e)  "Employee" means a person employed by the Company.
     (f) "Excess Account" means an account established for the Participant on the books of the Company under Article IV.
     (g) "Matching Company Contribution" shall have the meaning set forth in the Qualified Plan.
     (h) "Participant" means an Employee who participates in the Plan pursuant to Article III.
     (i)  "Plan Administrator" means the entity described in Article VI.
     (j)  "Plan Year" means the plan year of the Qualified Plan.
     (k) "Qualified Plan" means the Rayonier Investment and Savings Plan for Salaried Employees, which is intended to be qualified under section 401(a) of the Code.
     (l) "Retirement Contribution" shall have the meaning set forth in the Qualified Plan.
     (m) "Salary" shall have the meaning set forth in the Qualified Plan, but without regard to the limits set forth in section 401(a)(17) of the Code.
     (n) "Salary Reduction Agreement" means a written agreement between the Company and the Participant to defer a portion of the Participant's Salary, as described in Article IV.





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     (o)  "Termination of Employment" means the retirement, resignation, death, or voluntary or involuntary cessation of a Participant's employment relationship with the Company.
     (p)  "Valuation Date" means the valuation date under the Qualified Plan.

     2.2 Gender and Number. Unless the context clearly requires otherwise, the masculine pronoun whenever used shall include the feminine and neuter pronoun, and the singular shall include the plural.





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                          Article III.  Participation

     3.1 Eligibility. Each management Employee or highly compensated Employee who is designated by the Plan Administrator, who participates in the Qualified Plan, and who satisfies either of the following conditions shall be eligible to participant in this Plan:
     (a) such Employee's Basic Savings for the Plan Year are restricted or reduced on account of the limitations of sections 401(a)(17), 401(k)(3), 401(m)(3) or 402(g) of the Code; or
     (b) Retirement Contributions for such Employee are reduced or restricted on account of the limitations of section 401(a)(17) or section 415 of the Code.
Notwithstanding the foregoing, an Employee shall be eligible to participate in the Plan only if the Employee has made the maximum Basic Savings permitted under the terms of the Qualified Plan.

     3.2 Commencement. Each Employee who is eligible to become a Participant under section 3.1 shall become a Participant on the later of (a) March 1, 1994, or (b) the first day of the month coincident with or next following the date he satisfies the eligibility requirements.





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                           Article IV.  Contributions

     4.1 Accounts. The Company shall establish and maintain an Excess Account for each Participant. During each Plan Year, the Company shall credit to such Excess Account the amounts described in this Article IV.

     4.2 Excess Basic Savings. Prior to the beginning of each Plan Year, the Participant may enter into a Salary Reduction Agreement with the Company, under which the Participant elects to defer up to 6 percent of the Salary that would otherwise be payable to him each payroll period during the Plan Year: provided, however, that such Salary shall first be reduced by the maximum amount of Basic Savings that may be contributed by the Participant to the Qualified Plan for the Plan Year. Such election shall be irrevocable and shall remain in effect for the Plan Year. The Company shall credit the above amounts to the Participant's Excess Account as of the payroll period to which the deferral relates.

     4.3 Excess Matching Company Contributions. During each Plan Year, the Company shall credit to a Participant's Excess Account an amount that is equal to 50 percent of the amount credited under section 4.2. Such amount shall be credited to the Participant's Excess Account as of the same dates that the Matching Company Contributions are allocated to the Participant's Account under the Qualified Plan.

     4.4 Excess Retirement Contributions. During each Plan Year, the Company shall credit to a Participant's Excess Account an amount that is equal to the difference between the amount in (a) and the amount in (b) where--
     (a) is an amount equal to one-half of one percent of the Member's Salary for the Plan Year, and
     (b) is an amount equal to the amount of the Retirement Contribution allocated to the Participant's Account for such Plan Year pursuant to the Qualified Plan.





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The above amounts shall be credited to the Participant's Excess Account as of the same dates that the Retirement Contribution under the Qualified Plan is actually allocated to the Participant's Account under the Qualified Plan.

     4.5 Adjustment to Accounts. As of each Valuation Date, the Excess Account of each Participant shall be credited or debited with a gain or loss equal to the adjustment that would be made if assets equal to the Excess Account had been invested in the Fixed Income Fund.

     4.6 Vesting. A Participant shall have a nonforfeitable right to amounts credited to the Excess Account on his behalf when and to the extent he would have had a nonforfeitable right if such amounts had been contributed to the Qualified Plan.

     4.7 Benefit Payments. Upon the Participant's Termination of Employment for reasons other than death, the Participant shall receive a single sum cash payment equal to the amount credited to his Excess Account. No payments shall be made under this Article IV prior to a Participant's Termination of Employment.

     4.8 Death Benefits. In the event of the death of the Participant prior to full payment of amounts credited to the Participant's Excess Account, the unpaid amounts shall be paid as soon as practicable in a single sum cash payment to the beneficiary designated under the Qualified Plan.





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                       Article V.  Rights of Participants

     5.1 Contractual Obligation. It is intended that the Company is under a contractual obligation to make payments under this Plan when due. The benefits under this Plan shall be paid out of the general assets of the Company.

     5.2 Unsecured Interest. No special or separate fund shall be established and no segregation of assets shall be made to assure the payment of benefits hereunder. No Participant hereunder shall have any right, title, or interest whatsoever in any specific asset of the Company. Nothing contained in this Plan and no action taken pursuant to its provisions shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.





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                          Article VI.  Administration

     6.1 Administration. The Plan shall be administered by the Company as Plan Administrator. The Plan Administrator shall, in its sole discretion, be authorized to construe and interpret all provisions of the Plan, to adopt rules and practices concerning the administration of the same, and to make any determinations and calculations necessary or appropriate hereunder. The determination of the Plan Administrator as to any disputed question arising under this Plan, including questions of construction and interpretation, shall be final, binding, and conclusive on all persons. The Plan Administrator may appoint one or more individuals and delegate such of its powers and duties as it deems desirable to any such individual, in which case every reference herein made to the Plan Administrator shall be deemed to mean or include the individuals as to matters within their jurisdiction. Such individuals shall be such officers or other Employees of the Company and such other persons as the Plan Administrator may appoint.

     6.2 Indemnification. To the extent permitted by law, all agents and representatives of the Plan Administrator shall be indemnified by the Company and saved harmless against any claims, and the expenses of defending against such claims, resulting from any action or conduct relating to the administration of the Plan, except claims arising from gross negligence, willful neglect, or willful misconduct.

     6.3 Expenses. The cost of benefit payments from this Plan and the expenses of administering the Plan shall be borne by the Company.





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     6.4  Tax Withholding.  The Company may withhold from a payment any federal, state, or local taxes required by law to be withheld with respect to such payment and such sums as the Company may reasonably estimate are necessary to cover any taxes for which the Company may be liable and which may be assessed with regard to such payment.

     6.5  Claims Procedure.
     (a) Submission of Claims. Claims for benefits under the Plan shall be submitted in writing to the Plan Administrator or to an individual designated by the Plan Administrator for this purpose.
     (b) Denial of Claim. If any claim for benefits is wholly or partially denied, the claimant shall be given written notice within 90 days following the date on which the claim is filed, which notice shall set forth--
          (1)  the specific reason or reasons for the denial;
          (2) specific reference to pertinent Plan provisions on which the denial is based;
          (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and
          (4)  an explanation of the Plan's claim review procedure.
          If special circumstances require an extension of time for processing the claim, written notice of an extension shall be furnished to the claimant prior to the end of the initial period of 90 days following the date on which the claim is filed. Such an extension may not exceed a period of 90 days beyond the end of said initial period.





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          If the claim has not been granted, and if written notice of the denial of the claim is not furnished within 90 days following the date on which the claim is filed, the claim shall be deemed denied for the purpose of proceeding to the claim review procedure.
     (c) Claim Review Procedure. The claimant or his authorized representative shall have 60 days after receipt of written notification of denial of a claim to request a review of the denial by making written request to the Plan Administrator, and may review pertinent documents and submit issues and comments in writing within such 60-day period.
          Not later than 60 days after receipt of the request for review, the Plan Administrator shall render and furnish to the claimant a written decision, which shall include specific reasons for the decision and shall make specific references to pertinent Plan provisions on which it is based. If special circumstances require an extension of time for processing, the decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review, provided that written notice and explanation of the delay are given to the claimant prior to commencement of the extension. Such decision by the Plan Administrator shall not be subject to further review. If a decision on review is not furnished to a claimant within the specified time period, the claim shall be deemed to have been denied on review.
     (d) Exhaustion of Remedy. No claimant shall institute any action or proceeding in any state or federal court of law or equity, or before any administrative tribunal or arbitrator, for a claim for benefits under the Plan, until he has first exhausted the procedures set forth in this section.





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                          Article VII.  Miscellaneous

     7.1 Nontransferability. In no event shall the Company make any payment under this Plan to any assignee or creditor of a Participant or of a beneficiary, except as otherwise required by law. Prior to the time of a payment hereunder, a Participant or a beneficiary shall have no rights by way of anticipation or otherwise to assign or otherwise dispose of any interest under this Plan, nor shall rights be assigned or transferred by operation of law.

     7.2 Rights Against the Company. Neither the establishment of the Plan, nor any modification thereof, nor any payments hereunder, shall be construed to give any Participant the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge the Participant at any time.

     7.3 Amendment or Termination. The Plan may be amended, modified, or terminated at any time by the Company except that, without the consent of any Participant or his beneficiary, if applicable, no such amendment, modification, or termination shall reduce or diminish such person's right to receive any benefit accrued hereunder prior to the date of such amendment, modification, or termination. Notice of such amendment, modification, or termination shall be given in writing to each Participant and beneficiary of a deceased Participant having an interest in the Plan.

     7.4 Applicable Law. This instrument shall be binding on all successors and assignees of the Company and shall be construed in accordance with and governed by the laws of the State of North Carolina to the extent not superseded by the laws of the United States.





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     7.5  Illegality of Particular Provision.  The illegality of any particular provision of this document shall not affect the other provisions, and the document shall be construed in all respects as if such invalid provision were omitted.

                              * * * * * * * * * *

     IN WITNESS WHEREOF, Rayonier Inc. has caused this instrument to be executed, effective March 1, 1994, on this _____ day of _______________, 19__.


                                   RAYONIER INC.


                                  By:
                                      --------------------
ATTEST:


By:
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